Exhibit 10.3

EQT GP SERVICES, LLC
2015 LONG-TERM INCENTIVE PLAN

(As established effective May 15, 2015)

SECTION 1.                                            PURPOSES

1.01.                     The purpose of the 2015 Long-Term Incentive Plan of EQT GP Services, LLC (the “Company”), the general partner of EQT GP Holdings, LP (the “Partnership), is to assist the Company and the Partnership in attracting, retaining and motivating employees of the Company or its Affiliates and Non-Employee Directors (as such terms are defined below) of outstanding ability and to align their interests with those of the unitholders of the Partnership.

SECTION 2.                                            DEFINITIONS; CONSTRUCTION

2.01.                     Definitions.  In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1.                              “Affiliate” means (i) any Subsidiary or Parent, or (ii) any entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

2.01.2.                              “Award” means any award of Options, Unit Appreciation Rights, Restricted Units, Phantom Units, Performance Awards, Other Equity-Based Awards or any other right or interest relating to Units or cash granted to a Participant under the Plan.

2.01.3.                              “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.01.4.                              “Board” means the Company’s Board of Directors.

2.01.5.                              “Cause,” unless otherwise determined by the Committee, when used with respect to the termination of employment of a Participant who is an employee of the Company or an Affiliate, includes:

(a)                                 the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(b)                                 willful and repeated failures to substantially perform his assigned duties; or

(c)                                  a violation of any express significant policies of the Company or an Affiliate.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company or the Partnership.

2.01.6.                              “Change of Control” means, unless otherwise provided in the Award Agreement, the operative transaction documents related to a change of control, or any separate agreement with a Participant governing an Award, a “Change of Control” of EQT as defined in the EQT Long-Term Incentive Plan.

2.01.7.                              “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder.  References to particular sections of the Code shall include any successor provisions.

2.01.8.                              “Committee” means the Board or any committee of the Board as may be designated by the Board to administer the Plan; provided, however, that any member of a committee participating in the taking of any action under the Plan shall qualify as (1) a “non-employee director” as then defined under Rule 16b-3 of the Exchange Act or any successor rule and (2) an “independent” director under the rules of the New York Stock Exchange.

2.01.9.                              “DER” or “Distribution Equivalent Right” means a right to receive an amount in cash or additional Awards equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.

2.01.10.                       “Disability” of a Participant has the meaning set forth in Section 409A of the Code and, as of the effective date of the Plan, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

2.01.11.                       “EQM Long-Term Incentive Plan” means the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, as may be amended, supplemented or restated from time to time, or any successor plan.

2.01.12.                       “EQT” means EQT Corporation, a Pennsylvania corporation.

2.01.13.                       “EQT Compensation Committee” means the Management Development and Compensation Committee of EQT’s Board of Directors.

2.01.14.                       “EQT Long-Term Incentive Plan” means the EQT Corporation 2014 Long-Term Incentive Plan, as may be amended, supplemented or restated from time to time, or any successor plan.

2.01.15.                       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.01.16.                       “Fair Market Value” of Units or any shares of stock or other securities (herein “units”) shall be the closing price per unit for the date as of which Fair Market Value is to be determined in the principal market in which such units are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon).  If the Fair Market Value of units on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than units, the Committee shall determine the Fair Market Value of such units or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code.  Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

2.01.17.                       “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Agreement.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

2.01.18.                       “Grant Date” of an Award means the first date on which all necessary corporate and/or limited liability company action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

2.01.19.                       “Independent Director” means a member of the Board who qualifies at any given time as an “independent” director under the applicable rules of each stock exchange on which the Units are listed.

2.01.20.                       “Non-Employee Director” means a member of the Board who is not a common law employee of the Company or an Affiliate.

2.01.21.                       “Omnibus Agreement” means that certain Omnibus Agreement, dated as of May 15, 2015, by and among the Company, the Partnership and EQT, as may be amended, supplemented or restated from time to time.

2.01.22.                       “Option” means a right, granted under Section 6.02 hereof, to purchase Units at a specified price during specified time periods.

2.01.23.                       “Other Equity-Based Award” means an Award, granted under Section 6.07 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units or other equity of the Company or its Affiliates.

2.01.24.                       “Parent” means a corporation, limited liability company, partnership or other entity that, directly or indirectly, owns or beneficially owns a majority of the voting power of the Company.

2.01.25.                       “Participant” means a Non-Employee Director or an employee of the Company or any Affiliate who is granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to any legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

2.01.26.                       “Performance Award” means any Award granted under the Plan that has performance-related vesting conditions.

2.01.27.                       “Phantom Unit” means the right granted to a Participant under Section 6.05 to receive Units (or the equivalent value in cash or other property if the Committee so provides) in the future, which right may be subject to certain restrictions and to risk of forfeiture.

2.01.28.                       “Plan” means this EQT GP Services, LLC 2015 Long-Term Incentive Plan, as may be amended, supplemented or restated from time to time.

2.01.29.                       “Restricted Unit” means Units, granted under Section 6.04 hereof, that are subject to certain restrictions and to risk of forfeiture.

2.01.30.                       “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company or the Partnership, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least 50% of the total combined voting power in one of the other entities in the chain.

2.01.31.                       “Unit” or “Common Unit” means a common unit representing a limited partner interest in the Partnership.  If there has been an adjustment or substitution with respect to the Units (whether or not pursuant to Section 8), the term “Units” shall also include any units, shares or other securities that are substituted for Units or into which Units are adjusted.

2.01.32.                       “Unit Appreciation Right” means an Award granted under Section 6.03 hereof.

2.01.33.                       “Unit Reserve” has the meaning provided in Section 4.01.

2.02.                     Construction.  For purposes of the Plan, the following rules of construction shall apply:

2.02.1.                              The word “or” is disjunctive but not necessarily exclusive.

2.02.2.                              Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders; and words in the masculine or feminine gender include the other and neuter genders.

2.02.3.                              The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 3.                                            ADMINISTRATION

3.01.                     General.  The Plan shall be administered by the Committee.

3.02.                     Powers of the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                                     to designate Participants;

(ii)                                  to determine the type or types of Awards to be granted to each Participant;

(iii)                               to determine the number of Awards to be granted, the number of Units or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                              to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Units, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)                                 to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)                              to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)                           to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)                        to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)                              to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

(x)                                 to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xi)                              to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.03 hereof and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for or resolution regarding the compensation of Non-Employee Directors as in effect from time to time that is approved by the Board, upon the recommendation of a committee of the Board consisting solely of Independent Directors.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, the Partnership, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, employees, directors and the Partnership’s unitholders, and shall be given the maximum deference permitted by applicable law.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or an Affiliate, the Partnership’s or an Affiliate’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company, the Committee or the EQT Compensation Committee to assist in the administration of the Plan.

3.03.                     Delegation.  Notwithstanding anything to the contrary in the Plan, the Committee may delegate, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under the Plan.  Specifically, and without limiting the foregoing, the Committee may, by resolution:

(i)                                     delegate to the EQT Compensation Committee all of the powers of the Committee hereunder with respect to Awards granted hereunder to employees or directors of EQT or its Affiliates; and

(ii)                                  delegate to a special committee, consisting of one or more directors who may but need not be members of the Committee (including the Company’s Chief

Executive Officer in his capacity as a director), the authority, within specified parameters as to the number and terms of Awards, to (A) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (B) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee may not be made with respect to the grant of Awards to eligible Participants who are subject to Section 16 of the Exchange Act at the Grant Date.  The acts of such special committee shall be treated hereunder as acts of the Committee, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION 4.                                            UNITS SUBJECT TO THE PLAN

4.01.                     Units Authorized.  The maximum number of Units that may be issued in respect of Awards granted under the Plan shall be 2,000,000 Units, subject to adjustment as provided in Section 8 (collectively, the “Unit Reserve”), which may be used for all forms of Awards hereunder.  Each Unit issued under the Plan pursuant to an Award other than (i) an Option or other purchase right for which the Participant pays the Fair Market Value for such Unit measured as of the Grant Date, or (ii) a Unit Appreciation Right having a base price equal to the Fair Market Value of a Unit as of the Grant Date, shall reduce the Unit Reserve by two (2) Units.

4.02.                     Unit Counting.  For purposes of Section 4.01, the number of Units to which an Award relates shall be counted against the Unit Reserve at the Grant Date of the Award, unless such number of Units cannot be determined at that time, in which case the number of Units actually distributed pursuant to the Award shall be counted against the Unit Reserve at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Unit Reserve in accordance with procedures adopted by the Committee or its designee so as to ensure appropriate counting but avoid double counting.

If any Units to which an Award relates are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than Units, or the Award otherwise terminates without payment being made to the Participant in the form of Units, any Units counted against the Unit Reserve with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, be added back to the Unit Reserve.  Notwithstanding the foregoing, the following Units shall not be added back to the Unit Reserve:  (i) Units previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award, (ii) Units that are delivered or withheld for purposes of satisfying a tax withholding obligation, (iii) Units not issued or delivered as a result of the net settlement of an outstanding Option or Unit Appreciation Right, or (iv) Units repurchased on the open market with the proceeds of the exercise price of an Option.  Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company or the Partnership (as appropriately adjusted to Units to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the Unit Reserve.  Any Units distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Units, including Units repurchased by the Company for purposes of the Plan.

4.03.                     Limitations on Awards to Non-Employee Directors.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 8), the maximum aggregate number of Units associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 25,000 Units.

4.04.                     Minimum Vesting Provisions.  The vesting period applicable to Options, Unit Appreciation Rights, Restricted Units and Phantom Units (other than Awards granted to Non-Employee Directors) shall, in the case of a time-based restriction, be not less than three years, with no more frequent than annual ratable vesting over such period or, in the case of a performance-based restriction, be not less than one year; provided, however, that, subject to adjustment as provided in Section 8, up to 100,000 Units may be granted pursuant to Awards with no minimum vesting period.

SECTION 5.                                            ELIGIBILITY

Awards may be granted only to individuals who are active employees of the Company or an Affiliate (including, without limitation, employees who also are directors or officers) or Non-Employee Directors.

SECTION 6.                                            SPECIFIC TERMS OF AWARDS

6.01.                     General.  Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, before, at or after the Grant Date (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.  Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.  Awards may be granted in conjunction with, or in satisfaction of, awards under the EQT Long-Term Incentive Plan or the EQM Long-Term Incentive Plan.

6.02.                     Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)                                     Exercise Price.  The exercise price per Unit of an Option (other than an Option issued as a substitute for an award granted by a company acquired by the Company or the Partnership) shall not be less than one hundred percent (100%) of the Fair Market Value of a Unit on the Grant Date of such Option.

(ii)                                  Option Term.  The term of each Option shall be determined by the Committee, except that no Option (other than nonstatutory Options granted to Participants outside the United States) shall be exercisable after the expiration of ten years from the Grant Date.  Each Option shall be evidenced by a form of Award Agreement and subject to the terms thereof.

(iii)                               Times and Methods of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to Section 4.04), the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment. As determined by the Committee before, at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (A) cash or cash equivalents, (B) delivery (by either actual delivery or attestation) of previously acquired Units based on the Fair Market Value of the Units on the date the Option is exercised, (C) withholding of Units from the Option based on the Fair Market Value of the Units on the date the Option is exercised, (D) broker-assisted market sales, or (E) any other “cashless exercise” arrangement.

(iv)                              Termination of Employment.  In the case of Participants who are employees of the Company or an Affiliate, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)                               If a Participant shall die while employed by the Company or an Affiliate or during a period following termination of employment during which an Option otherwise remains exercisable under this Section 6.02(iv) or terminate employment due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment due to Disability, may be exercised within one year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)                               If the employment of a Participant with the Company or an Affiliate shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under the EQT Corporation Severance Pay Plan (or any successor severance plan of the Company or its Affiliates) or any employment, consulting, severance or similar agreement with the Company or an Affiliate, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within ninety (90) days after the date of termination of employment, but not later than the expiration date of the Option.

(C)                               Subject to Section 9, if the Participant voluntarily terminates employment with the Company or an Affiliate for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment of the Participant.

(D)                               Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of employment of the Participant with the Company and/or an Affiliate.

(v)                                 Termination of Service.  In the case of Participants who are Non-Employee Directors, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)                               If a Participant shall die while in service as a director of the Company or an Affiliate or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(v), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within three years after the date of the Participant’s death, but not later than the expiration date of the Option, by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)                               If the service of a Participant as a director of the Company or an Affiliate shall be terminated voluntarily or involuntarily for reasons other than removal for cause by the Board or a court pursuant to applicable law, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option.

(C)                               Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of service of the Participant as a director of the Company and/or an Affiliate.

(vi)                              Prohibition on Repricing.  Except as otherwise provided in
Section 8, without the prior approval of the unitholders of the Partnership:  (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options or Unit Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Units underlying the Option is lower than the exercise price per Unit of the Option.

(vii)                           Code Section 409A Limits.  Notwithstanding anything in the Plan or any Award Agreement, no Option shall provide for DERs or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(viii)                        Reload Rights.  No Option shall be granted with reload rights.

6.03.                     Unit Appreciation Rights.  The Committee is authorized to grant Unit Appreciation Rights on the following terms and conditions:

(i)                                     Base Price.  The base price for Unit Appreciation Rights shall be such price as the Committee, in its sole discretion, shall determine, but the base price for a Unit Appreciation Right (other than one issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value per Unit covered by the Unit Appreciation Right on the Grant Date.

(ii)                                  Payment of Unit Appreciation Rights.  Unit Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a Unit on the date of exercise exceeds the base price of the Unit Appreciation Right, multiplied by the number of Units in respect of which the Unit Appreciation Right shall have been exercised.  In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Unit Appreciation Right exercise in cash, Units or any combination thereof.  Payment shall be made by the Company upon the date of exercise.

(iii)                               Term and Exercise of Unit Appreciation Rights.  The term of any Unit Appreciation Right granted under the Plan shall be for such period as the Committee shall determine, but (except for those granted to Participants outside the United States) no Unit Appreciation Right shall be exercisable for more than ten years from the Grant Date thereof.  Each Unit Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(iv) and (v) hereof.  Each Unit Appreciation Right granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of Units as may be provided in the Award Agreement.

(iv)                              Prohibition on Repricing.  Except as otherwise provided in Section 8, without the prior approval of the unitholders of the Partnership:  (A) the base price of a Unit Appreciation Right may not be reduced, directly or indirectly, (B) a Unit Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Unit Appreciation Rights with an exercise or base price that is less than the base price of the original Unit Appreciation Right, and (C) the Company may not repurchase a Unit Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Units underlying the Unit Appreciation Right is lower than the base price per Unit of the Unit Appreciation Right.

(v)                                 Code Section 409A Limits.  Notwithstanding anything in the Plan or any Award Agreement, no Unit Appreciation Right shall provide for DERs or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Unit Appreciation Right.

6.04.                     Restricted Units.  The Committee is authorized to grant Restricted Units to Participants on the following terms and conditions:

(i)                                     Issuance and Restrictions.  Subject to Section 4.04, Restricted Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Units or the right to receive distributions thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine before, at or after the Grant Date.

(ii)                                  Forfeiture.  Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Units that are at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)                               Certificates for Units.  Restricted Units granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Units, which may be held in escrow or recorded in book entry form.  Certificates representing Restricted Units, if any, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Units.

(iv)                              Distributions on Restricted Units.  The Committee may provide that ordinary cash distributions declared on Restricted Units before they are vested (A) will be forfeited, (B) will be deemed to have been reinvested in additional Units or otherwise reinvested (subject to Unit availability under Section 4.01 hereof), or (C) in the case of Restricted Units that are not subject to performance-based vesting, will be paid or distributed to the Participant as accrued, subject to Section 12.04 hereof.  Unless otherwise provided by the Committee, distributions accrued on Restricted Units before they are vested shall be subject to the same vesting provisions as provided for under the host Award.  In no event shall distributions with respect to Restricted Units that are subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restriction Units lapse. To the extent that distributions are deemed to be reinvested in additional Units, such additional Units shall, at the time of such deemed reinvestment, be included in the number of Units as to which the host Award relates for purposes of the unit limits under Sections 4.01, 4.03 and 4.04 of the Plan.

6.05.                     Phantom Units.  The Committee is authorized to grant Phantom Units to Participants on the following terms and conditions:

(i)                                     Issuance and Restrictions.  An Award of Phantom Units represents the right to receive Units (or the equivalent value in cash or other property if the Committee so provides) in the future.  Any vesting restrictions placed on the Award shall be subject to Section 4.04.

(ii)                                  Forfeiture.  Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Phantom Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Phantom Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)                               Payment.  Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Phantom Units vested multiplied by the Fair Market Value of a Unit on such date.  Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in Units or part in cash and part in Units.

6.06.                     Performance Awards.  The Committee is authorized to grant any Award under the Plan, including cash-based Awards and Other Equity-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. Performance Awards are subject to the following terms and conditions:

(i)                                     Terms.  The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the terms and conditions of such Performance Awards as provided in Section 3.02.  All Performance Awards shall be evidenced by an Award Agreement.

(ii)                                  Performance Goals.  The Committee may establish performance goals for Performance Awards that may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide or Partnership-wide objectives or in terms of objectives that relate to the performance of the Participant, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations or partnerships, prior Partnership performance or other measures selected or defined by the Committee before, at or after the Grant Date.

(iii)                               Permitted Adjustments.  If the Committee determines that a change in the business, operations, corporate or partnership structure or capital structure of the Company or the Partnership or the manner in which the Company or an Affiliate conducts its business has occurred, or other events or circumstances have rendered performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the participant in an amount determined by the Committee.

6.07.                     Other Equity-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units or other equity of the Partnership or its Affiliates, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, awards of Units or other equity of the Partnership or its Affiliates that are not subject to any restrictions or conditions (but only within the limits imposed in Section 4.04), convertible securities, exchangeable securities or other rights convertible or exchangeable into Units or other equity of the Partnership or its Affiliates, as the Committee in its discretion may determine.  In the discretion of the Committee, such Other Equity-Based Awards, including Units, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or an Affiliate under, other compensation or incentive plans, programs or arrangements of the Company or any Affiliate for eligible Participants.  The Committee shall determine the terms and conditions of Other Equity-Based Awards.

6.08.                     DERs.  The Committee is authorized to grant DERs with respect to any Awards granted hereunder (other than Options or Unit Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided that, subject to Section 12.04 hereof, no DERs shall be paid or distributed in advance of the vesting of the underlying Award.  DERs shall entitle the Participant to receive payments equal to distributions with respect to all or a portion of the number of Units subject to the Award, as determined by the Committee.  The Committee may provide that DERs will be deemed to have been reinvested in additional Units, or otherwise reinvested.  To the extent that DERs are deemed to be reinvested in additional Units with respect to an Award, such additional Units shall, at the time of such deemed reinvestment, be included in the number of Units as to which the host Award relates for purposes of the unit limits under Sections 4.01, 4.03 and 4.04 of the Plan.

SECTION 7.                                            PROVISIONS APPLICABLE TO ALL AWARDS

7.01.                     Stand-Alone, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any Affiliate (subject to the terms of Section 10) or any business entity acquired or to be acquired by the Company or an Affiliate.  Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02.                     Forfeiture Events.  Awards under the Plan shall be subject to any compensation recoupment policy that EQT or the Company may adopt from time to time that is applicable by its terms to the Participant.  In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

7.03.                     Form of Payment of Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine before, at or after the Grant Date (subject to the terms of Section 10), including, without limitation, cash, Units, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.04.                     Limits on Transfer of Awards; Beneficiaries.  No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company or an Affiliate, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or an Affiliate.  Except to the extent otherwise determined by the Committee with respect to Awards, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.05.                     Registration and Listing Compliance.  No Award shall be paid and no Units or other securities shall be distributed with respect to any Award except in a transaction that complies with the registration requirements (or an exemption therefrom) under the Securities Act of 1933, as amended, and any state securities law and the listing requirements under any listing agreement between the Company or the Partnership and any national securities exchange.  No Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company or the Partnership have been complied with in all material respects.  Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company or the Partnership to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Units or other securities, whether or not necessary in order to permit any such payment or distribution.

7.06.                     Evidence of Ownership; Trading Restrictions.  Units delivered under the terms of the Plan may be recorded in book entry or electronic form or issued in the form of certificates.  Units delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Units are listed or quoted.  The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Units.  In addition, during any period in which Awards or Units are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Units issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 8.                                            ADJUSTMENT PROVISIONS

8.01.                     Mandatory Adjustments.  In the event of a nonreciprocal transaction between the Partnership and its unitholders that causes the per-unit value of the Units to change

(including, without limitation, any unit distribution, unit split, spin-off, rights offering or large nonrecurring cash distribution), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of securities that may be delivered under the Plan; (ii) adjustment of the number and kind of securitices subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Units (unit-split), a declaration of a distribution payable in Units, or a combination or consolidation of the outstanding Units into a lesser number of Units, the authorization limits under Sections 4.01, 4.03 and 4.04 shall automatically be adjusted proportionately, and the Units then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

8.02.                     Discretionary Adjustments.  The Committee may, in its sole discretion, provide that, upon the occurrence of any corporate event or transaction involving the Company or the Partnership (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Units, or any transaction described in Section 8.01), (i) Awards will be settled in cash rather than Units, (ii) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Units, as of a specified date associated with the transaction (or the per-unit transaction price), over the exercise or base price of the Award, (v) performance goals and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

8.03.                     Code Section 409A.  All adjustments shall be made in a manner compliant with Section 409A of the Code.  Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Unit Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.                                            CHANGE OF CONTROL PROVISIONS

9.01.                     The provisions of this Section 9 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement, the operative transaction agreements related to the Change of Control, or any separate agreement with a Participant governing an Award.

(i)                                     Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the surviving entity of the Change of Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change of

Control in a manner approved by the Committee, if within two years after the effective date of the Change of Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:

(A)                               all of the Participant’s outstanding Options, Unit Appreciation Rights and other outstanding Awards (including, without limitation, Awards equitably converted or substituted in connection with a Change of Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of (1) the expiration of the original term of the Award and (2) the later of (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;

(B)                               all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination; and

(C)                               all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Participant’s termination, and payment of such Awards on that basis shall be made or otherwise settled within thirty (30) days after the date of the Participant’s termination.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.

(ii)                                  Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee:

(A)                               all outstanding Options, Unit Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change of Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;

(B)                               all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change of Control; and

(C)                               all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control (or as of the time of the Change of Control, in the case of Performance Awards in which the performance condition is measured by unit or stock price or total unitholder or shareholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control; provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall remain payable on the date(s) provided in the underlying Award Agreements.

SECTION 10.                                     AMENDMENTS TO AND TERMINATION OF THE PLAN

10.01.              The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of unitholders or Participants, except that, without the approval of the unitholders of the Partnership, no amendment, alteration, suspension, discontinuation or termination shall be made if unitholder approval is required by any federal or state law or regulation or by the rules of any exchange on which the Units may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Units available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such unitholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.  The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.  Without the prior approval of the unitholders of the Partnership, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or Unit Appreciation Right to be reduced, directly or indirectly, (ii) an Option or Unit Appreciation Right to be cancelled in exchange for cash, other Awards, or Options or Unit Appreciation Rights with an exercise or base price that is less than the exercise price or base price of the original Option or Unit Appreciation Right, or (iii) the Company to repurchase an Option or Unit Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Units underlying the Option or Unit Appreciation Right is lower than the exercise price or base price of the Option or Unit Appreciation Right.

SECTION 11.                                     GENERAL PROVISIONS

11.01.              No Right to Awards; No Unitholder Rights.  No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement with the Participant, employee or director.  No Award shall confer on any Participant any of the rights of a unitholder of the Partnership unless and until Units are in fact issued to such Participant in connection with such Award.

11.02.              Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award a number of such whole Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee or its designee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.03.              No Right to Employment or Continuation of Service.  Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or any Affiliate or to interfere in any way with the right of the Company, an Affiliate or, as applicable, unitholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.

11.04.              Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Units or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.05.              Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.  Nothing contained in the Plan shall prevent the Company or its Affiliates from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.  Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06.              Fractional Units.  Unless the Committee determines otherwise, fractional Units shall be issuable pursuant to the Plan or any Award.  The Committee may determine on a case by case basis that fractional Units shall be eliminated by rounding up or down; provided, however, that if such rounding would constitute a modification or substitution of an Option or Unit Appreciation Right under Treas. Reg. Section 1.409A-1(b)(5)(v), the Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Units or whether such fractional Units or any rights thereto shall be forfeited or otherwise eliminated.

11.07.              Governing Law.  The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable federal law.

11.08.              Severability.  If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws.  If such provisions cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

11.09.              No Limitation on Rights of the Company.  The grant of any Award shall not in any way affect the right or power of the Company or the Partnership to make adjustments, reclassifications or changes in their capital or business structures or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of their businesses or assets.  The Plan shall not restrict the authority of the Company or the Partnership, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Partnership may issue or transfer Units to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Units to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

SECTION 12.                                     SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

12.01.              General.  It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Agreements shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

12.02.              Definitional Restrictions.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A conforming event.

12.03.              Six Month Delay in Certain Circumstances.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under the Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.  For purposes of the Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including the Plan.

12.04.              Timing of Distribution of DERs.  Unless otherwise provided in the applicable Award Agreement, any DERs granted with respect to an Award hereunder (other than Options or Unit Appreciation Rights, which shall have no DERs) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding distributions were paid to unitholders, or (ii) the first calendar year in which the Participant’s right to such DERs is no longer subject to a substantial risk of forfeiture.

12.05.              Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

12.06.              Timing of Release of Claims.  Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment or service; failing which such payment or benefit shall be forfeited.  If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.03 above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.  In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

12.07.              Permitted Acceleration.  The Company (acting through the Committee) shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

12.08.              Allocation Among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or EQT’s Chief Human Resources Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

SECTION 13.                                     EFFECTIVE DATE AND TERM OF THE PLAN

13.01.              The Plan has been approved by the limited partners of the Partnership and shall become effective on the later of the date of its approval by the Board or the initial public offering of Units and shall terminate on, and no Awards may be granted after, the earliest of the date established by the Board or the Committee, the 10th anniversary of the date the Plan was approved by the limited partners of the Partnership (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or the date Units are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.